ARTICLES OF AMENDMENT
                                       OF
                    AUTOMOBILE PROTECTION CORPORATION - APCO


To the Secretary of State
of the State of Georgia

      Pursuant to the provisions of the Georgia Business Corporation Code, Automobile Protection Corporation - APCO ("corporation") does hereby adopt the following Articles of Amendment.

      1. The name of the corporation is "Automobile Protection Corporation - APCO."

      2. The following are amendments to the Amended and Restated Articles of Incorporation ("Articles of Incorporation"):

            (a) Article VIII of the Articles of Incorporation is hereby deleted and in its place is added a new Article VIII as follows:

   VIII.

            Any action required by law or by the Articles of Incorporation or Bylaws of the corporation to be taken at a meeting of the shareholders of the corporation or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent setting forth the action so taken, shall be signed by all the shareholders entitled to vote on the action to be taken.

            (b) Article IX is hereby added to the Articles of Incorporation and shall be as follows:

     IX.

            The board of directors  shall be and is divided  into four  classes:
      Class I, Class II, Class III and Class IV. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by four. If a fraction is also contained in such quotient and if such fraction is one-fourth (1/4), the extra director shall be a member of Class IV. If the fraction is two-fourths (2/4), one of the extra directors shall be a member of Class IV and the other shall be a member of Class III. If the fraction is three-fourths (3/4), one of the directors shall be a member of Class IV, one shall be a member of Class III and one shall be a member of Class II. Each director shall serve for a term ending on the date of the fourth annual meeting following the annual meeting at which such director was elected: provided however, those directors elected to be the initial directors of Class I shall serve for a term ending on the date of the annual meeting in 1998, those directors elected to be the initial directors of Class II shall serve for a term ending on the date of the annual meeting in 1999, and those directors elected to be the initial directors of Class III shall serve for a term ending on the date of the annual meeting in 2000.

            In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director in the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible bring the number of directors in the respective classes into conformity with the formula in this Article IX, as applied to the new authorized number of directors.

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            Notwithstanding any of the foregoing  provisions of this Article IX, each director shall serve until his or her successor is elected and has qualified or until his or her death, retirement, resignation or removal. No director may be removed during his or her term except for cause at a special meeting of the shareholders. Should a vacancy occur or be created, the majority of the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

            (c) Article X is hereby added to the Articles of Incorporation and shall be as follows:

  X.

            Special meetings of the shareholders of the corporation for any purpose or purposes may be called at any time by the board of directors, the Chairman of the Board of Directors or the President of the corporation. Special meetings of the shareholders of the corporation may not be called by any other person or persons.

            (d) Article XI is hereby added to the Articles of Incorporation and shall be as follows:

  XI.

            At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Article XI. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a ) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, or the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal and by any other shareholders known by such shareholder to be supporting such proposal.

            The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Article XI. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Article XI, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

            This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

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            (e)   Article XII is hereby added to the  Articles of  Incorporation and shall be as follows:

  XII.

            Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors by a nominating committee or person appointed by the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article XII. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any rules or regulations under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of the shareholder, and (ii) the class and number of shares of the corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

            The presiding officer of the annual meting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article XII. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article XII, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

            (f) Article XIII is hereby added to the Articles of Incorporation and shall be as follows:

  XIII.

            Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the corporation shall be required to amend or repeal Articles VIII, IX, X, XI, XII and XIII of these Articles of Incorporation or to adopt any provision inconsistent therewith.

      3. The amendments herein provided were duly approved by the board of directors and recommended to the shareholders of the corporation on April 4, 1997.

      4. The amendments herein provided were duly adopted by the shareholders of the corporation on June 12, 1997 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.
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      5.    The effective time and date of these amendments to these Articles of
Incorporation shall be immediately upon its filing with the Secretary of State of the State of Georgia.

Executed this 30th
 day of June, 1997.
                                               /S/ Martin J. Blank
                                               ---------------------------------
                                               Martin J. Blank, Secretary of the
                                               Corporation




















































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